UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2006

ECC Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32430	841642470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1833 Alton Parkway, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 856-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2006, Encore Credit Corp., a direct wholly owned subsidiary of the registrant ("Encore"), Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant, ConquistAmerica, Inc., a minority owned subsidiary of the registrant, the registrant and Bear Stearns Mortgage Capital Corporation entered into Amendment No. 1 to the Amended and Restated Master Repurchase Agreement ("Amendment No. 1"). The purpose of Amendment No. 1 was to provide for the minimum allocation of the Maximum Aggregate Purchase Price for Encore, in accordance with mortgage banking license regulations. Amendment No. 1 is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of December 13, 2006, by and among Bear Stearns Mortgage Capital Corporation, Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and ConquistAmerica, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC Capital Corporation

December 14, 2006	By:	/s/ Shahid S. Asghar

Name: Shahid S. Asghar
Title: President & Co-Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of December 13, 2006, by and among Bear Stearns Mortgage Capital Corporation, Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and ConquistAmerica, Inc.